As filed with the Securities and Exchange Commission on August 3, 2010
Registration No. 333-141023

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DUKE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2777218
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
526 South Church Street
Charlotte, North Carolina 28202
(704) 594-6200
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)
Duke Energy Corporation 2006 Long-Term Incentive Plan
(Full Title of the Plan)
Robert T. Lucas III
Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202
(704) 594-6200
(Name, Address and Telephone Number of Agent for Service)

EXPLANATORY NOTE
     Duke Energy Corporation, a Delaware corporation (the “Registrant”), registered, pursuant to a Registration Statement on Form S-8 filed on March 2, 2007 (No. 333-141023) (the “Registration Statement”), the offer and sale of 60,000,000 shares of the Registrant’s Common Stock, par value of $0.001 per share (the “Common Stock”), issuable under the Duke Energy Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”). A total of 44,175,158 shares remain unused from the amount registered on the Registration Statement. The Registrant’s Board of Directors has adopted, and its stockholders have approved, the 2010 Long-Term Incentive Plan (the “2010 Plan”). The number of shares of Common Stock available for issuance under the 2010 Plan is 75,000,000 shares (inclusive of the above-described unused shares previously registered with respect to the 2006 Plan). The 2010 Plan replaced the 2006 Plan, with respect to awards to be issued in the future, as of the date that the Registrant’s stockholders approved the 2010 Plan. No future awards will be made under the 2006 Plan.
     In accordance with the principles set forth in Interpretation 212.26 under “Securities Act Rules,” of the Compliance and Disclosure Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission and Instruction E of the General Instructions to Form S-8, the Registrant now files Post-Effective Amendment No. 1 to the Registration Statement to remove from registration thereunder the remaining 44,175,158 shares registered for issuance under the 2006 Plan, as to which no awards were made under such plan.
     The shares of Common Stock that are hereby removed from registration will be carried over to and continue to be registered under a Registration Statement on Form S-8 (the “New Registration Statement”) that will be filed contemporaneously with the filing of this Post-Effective Amendment No. 1. The New Registration Statement will register the offer and sale of a total of 75,000,000 shares of Common Stock issuable under the 2010 Plan.
Item 8. Exhibits

Exhibit
Number	Description of Document
24.1	Power of Attorney of certain officers and directors of Duke Energy Corporation

24.2	Power of Attorney of officer and certain directors of Duke Energy Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Duke Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 3, 2010.

DUKE ENERGY CORPORATION (Registrant)
By:	James E. Rogers*
	Name:	James E. Rogers
	Title:	Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
(i) Principal executive officer:
James E. Rogers*
Director and Chairman, President and Chief Executive Officer
(ii) Principal financial officer:
Lynn J. Good*
Group Executive and Chief Financial Officer
(iii) Principal accounting officer:
Steven K. Young*
Senior Vice President and Controller
(iv) A majority of the Directors:
William Barnet III*
G. Alex Bernhardt, Sr.*
John H. Forsgren*
Ann Maynard Gray*
James T. Rhodes*
James E. Rogers*
Philip R. Sharp*
Date: August 3, 2010

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of each of the above named persons indicated above by asterisks, pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ Robert T. Lucas III
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description of Document
24.1	Power of Attorney of certain officers and directors of Duke Energy Corporation (incorporated by reference to Exhibit 24.1 to Form S-8 Registration Statement, File No. 333-141023, filed March 2, 2007)

24.2	Power of Attorney of officer and certain directors of Duke Energy Corporation

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